UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2020
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

As previously disclosed in Wolverine World Wide, Inc.’s (the “Company’s”) filings with the Securities and Exchange Commission, including its Current Report on Form 8-K filed on December 11, 2018, on December 6, 2018, the Company entered into a 2018 Replacement Facility Amendment to its Credit Agreement, dated as of July 31, 2012 (as previously amended and restated as of October 10, 2013, as further amended and restated on July 13, 2015 and as further amended as of September 15, 2016, the “Credit Agreement”), among the Company, JP Morgan Chase Bank, N.A., as administrative agent and as a lender, Wells Fargo Bank, National Association, Bank of America, N.A. and HSBC Bank USA, N.A., as co-syndication agents and lenders, and the other lenders party thereto.
The Credit Agreement provides for a revolving credit facility (the “Revolving Facility” with total commitments of $800 million. Loans under the Credit Agreement bear interest at a variable rate equal to either (i) the applicable base rate or (ii) LIBOR or certain other Eurocurrency Rates, as defined in the Credit Agreement, plus in each case an interest margin determined by the Company’s net total leverage ratio, with a range of base rate margins from 0.125% to 0.750% and a range of Eurocurrency Rate margins from 1.125% to 1.750%. The maturity date of the loans under the Credit Agreement is December 6, 2023.
On March 26, 2020, the Company borrowed $367 million under the Revolving Facility. The Company expects to use the proceeds of the borrowing for working capital and general corporate purposes. The increased cash position resulting from the borrowings allows for greater financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The proceeds from the borrowings are currently being held on the Company’s balance sheet, resulting in total cash and cash equivalents of approximately $450 million as of March 26, 2020.

Item 7.01	Regulation FD Disclosure.

On March 26, 2020, the Company provided a business update regarding its on-going response to the COVID-19 outbreak. The Company’s press release regarding this business update is filed as an exhibit to this Current Report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Company Press Release dated March 26, 2020.

		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2020	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Senior Vice President, Chief Financial Officer and Treasurer

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